Exhibit 3.1
Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"YOUBLAST GLOBAL, INC.", A DELAWARE CORPORATION,

WITH AND INTO "SAHARA MEDIA HOLDINGS, INC." UNDER THE NAME OF "YOUBLAST GLOBAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY—SIXTH DAY OF APRIL, A.D. 2010, AT 6:52 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 06:56 PM 04/26/2010 FILED 06:52 PM 04/26/2010 SRV 100425369 - 2799906 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

YOUBLAST GLOBAL, INC.

(a Delaware corporation)

INTO

SAHARA MEDIA HOLDINGS, INC.

(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Sahara Media Holdings, Inc. (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on September 26, 1997.

SECOND:                       The Corporation is the owner of all of the outstanding shares of the stock of

YouBlast Global, Inc., which is also a business corporation of the State of Delaware.

THIRD:                       On April 22, 2010, the Board of Directors of the Corporation adopted the following resolutions to merge YouBlast Global, Inc. into the Corporation:

RESOLVED that YouBlast Global, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of YouBlast Global, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by YouBlast Global, Inc. in its name; and it is further

RESOLVED that this Corporation shall assume all of the obligations of YouBlast Global, Inc.; and it is further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of YouBlast Global, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of YouBlast Global, Inc. into this Corporation (the "Merger"), the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and it is further

RESOLVED, that this Corporation shall change its name to YouBlast Global, Inc. upon the effectiveness of the Merger; and it is further

RESOLVED, that the merger of YouBlast Global, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: April 22, 2010
SAHARA MEDIA HOLDINGS, INC.

	By:	/s/ Philmore Anderson IV
Philmore Anderson IV
Chief Executive Officer

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